Exhibit 3.5



         Translation of the Certificate of Incorporation for APP France
         --------------------------------------------------------------

INSEE Regional Direction                         Accident Prevention Plus France
SIRENE Register                                  1, rue de la Haye
Tel: 03.20.62.86.29                              93290 Tremblay en France

                                       (Seal of the Commerce Court Clerk office)

Event which led to the issuance of this certificate       Date December 17, 1999
---------------------------------------------------

Matriculation into the register of a new Company

Description of the Company:
---------------------------

  Identification of the company                SIREN no. = 428 849 673

  Company name:                            ACCIDENT PREVENTION PLUS FRANCE
  Legal category:                          Limited Liability company
  APE Code:                                516G - Wholesale of Office Appliances
                                           and Information Processing Material
  Number of employees:                     4 salaried employees
  Number of sites in activity:             0001

Description of the concerned Site:
----------------------------------

  Identification of the site:                   SIRET no. = 428 849 673 00010
  Status:                                  Corporate headquarters' site
  APE Code:                                516G - Wholesale of Office Appliances
                                           and Information Processing Material
  Address:                                 ACCIDENT PREVENTION PLUS FRANCE
                                           1, rue de la Haye
                                           93290 Tremblay en France
                                           Le Dome
  Number of employees:                     4 salaried employees
INSEE reference:  NO G9302 653406 9
Folder received from the office of the Clerk of the Court of Commerce of Bobigny

     IMPORTANT: THE APE ("Activite Principale Exercee", Company's Main Activity) number is being assigned for statistical reasons; in no case can it be used as a formal proof of the application of any rules or conventions.

This certificate has been issued on January 19, 2000 by the office of the Clerk of the Court of commerce of Bibigny on behalf of the INSEE, with the internal reference 20008194.

                               END OF CERTIFICATE

     Translation of the Excerpt from the Register of Commerce for APP France
     ------------------------------------------------------------------------



From the Clerk of the Court of Commercial Affairs, 169, avenue Paul Vaillant Couturier, 93008 Bobigny Cedex -- France

                                       (Seal of the Commerce Court Clerk office)

"EXTRAIT KBIS" - this is an excerpt from the register of commerce, identifying the Company; it is being requested in France whenever the company contracts a legally binding action.

Reference 0000004269/ SIRENES

Matriculation into the Register of Commerce and Companies
At the date of January 17, 2000
The company's Commerce Register number:
     R.C.S. Bobigny B 428 849 673 (2000B00194)
     SIRET: 428 849 673 000 10 APE = 516G
Date of the present excerpt: January 19, 2000

Information related the (moral) Person:
---------------------------------------

Name, Denomination -- Logo

     ACCIDENT PREVENTION PLUS FRANCE

Legal appearance: Limited liability company

Capital deposit: 7,623 Euros (= FF 50,000)

Address of registered office
     1, rue de la Haye, Le Dome, 93290 Tremblay en France

Duration of the company: until January 17, 2099
(Annual) balance date is December 31st

Incorporation
     Deposit of the incorporation act: on January 17,2000, at the Clerk of the Court of Commercial Affairs of Bobigny, Clerk's register # 000680
     Publication:   The Law Journal, December 22, 1999

Administration:
--------------

Manager Mr. Denis BASS
     Born on January 15, 1945, birthplace Maidenhead, UK, county United Kingdom English citizen
     Harewood, Weston Road, Upton Grey, Basingstoke, RG25 2RH, Great Britain